Exhibit 99.1

ITW Reports Fourth Quarter and Full Year 2023 Results

Fourth Quarter 2023 Highlights
•Revenue of $4.0 billion, essentially flat
•Operating margin of 24.8% as enterprise initiatives contributed 150 bps
•GAAP EPS of $2.38 included $(0.04) impact from the devaluation of Argentina’s currency

2023 Highlights
•Revenue of $16.1 billion, an increase of 1% with organic growth of 2%
•Operating income of $4 billion, an increase of 7%
•Operating margin of 25.1%, an increase of 130 bps
•GAAP EPS of $9.74, an increase of 6% excluding $0.60 of divestiture gains in 2022

2024 Guidance
•Revenue growth of 2 to 4% with organic growth of 1 to 3%
•Operating margin of 25.5 to 26.5% with enterprise initiatives contributing approximately 100 bps
•GAAP EPS of $10.00 to $10.40, a year-over-year increase of 5% at the mid-point

GLENVIEW, IL., February 1, 2024 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth quarter and full year 2023 results and initiated guidance for full year 2024.

“In a challenging macro demand environment, the ITW team continued to leverage the strength and resilience of ITW’s proprietary business model and high-quality diversified portfolio to deliver a solid finish to a record year for the company,” said Christopher A. O’Herlihy, President and Chief Executive Officer.

“2023 marked another year of strong operational execution and financial performance, as ITW delivered organic growth of two percent, expanded operating margin by 130 basis points to 25.1 percent, grew operating income seven percent to $4 billion, and increased cash flow by more than 50 percent. We made solid progress in our efforts to build above-market organic growth fueled by customer-back innovation into a defining ITW strength, on par with our world-class financial and operational capabilities. As a result, we are very pleased with our momentum and positioning heading into 2024. I want to thank my ITW colleagues around the world for their extraordinary dedication and commitment to serving our customers and executing our strategy with excellence every day.”

Fourth Quarter 2023 Results

Fourth quarter revenue of $4.0 billion increased 0.3 percent with organic revenue down 0.5 percent, as divestitures reduced revenue by 0.4 percent and favorable foreign currency translation added 1.2 percent. End customer and channel inventory reduction efforts combined with the impact from automotive industry labor actions reduced organic growth by an estimated 1.5 percent in the quarter.

GAAP EPS of $2.38 included $(0.04) of unfavorable impact from the devaluation of Argentina’s currency. Operating income of $988 million was a fourth-quarter company record, and enterprise initiatives contributed 150 basis points to operating margin of 24.8 percent. Operating cash flow was $1 billion, and free cash flow grew 39 percent to a record $908 million, with a conversion of 127 percent to net income. During the quarter, the company repurchased $375 million of its own shares and the effective tax rate was 22.6 percent.

Full Year 2023 Results

Full year revenue of $16.1 billion increased one percent with organic revenue growth of two percent. The net impact from divestitures and foreign currency translation reduced revenue by one percent. End customer and channel inventory reduction impact reduced organic growth by an estimated one percent. On a geographic basis, organic growth was essentially flat in North America, up four percent in Europe, and up seven percent in Asia Pacific.

GAAP EPS of $9.74 increased six percent excluding divestiture gains of $0.60 in 2022. Operating income of $4 billion grew seven percent, and operating margin increased 130 basis points to a record 25.1 percent with enterprise initiatives contributing

130 basis points. Operating cash flow was $3.5 billion and free cash flow was a record $3.1 billion, an increase of 59 percent with a conversion of 104 percent to net income. The company invested approximately $800 million to support the long-term profitable growth of its businesses and returned $3.1 billion to shareholders through dividends and share repurchases and raised the dividend by seven percent per share. The effective tax rate was 22.6 percent.

2024 Guidance

The company is initiating 2024 guidance including GAAP EPS in the range of $10.00 to $10.40 per share and revenue growth of two to four percent based on current levels of demand. Organic growth is projected to be one to three percent with foreign currency translation at current exchange rates adding approximately one percent to revenue. Operating margin is projected to be in the range of 25.5 to 26.5 percent, with enterprise initiatives contributing approximately 100 basis points. Free cash flow is expected to be greater than 100 percent of net income and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is in the range of 24 to 24.5 percent.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding global supply chain challenges, expected impact of inflation including raw material inflation and rising interest rates, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted income per share, restructuring expenses and related benefits, expected dividend payments, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, the impact of recent or potential acquisitions and/or divestitures, and the Company’s 2024 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2022 and subsequent reports filed with the SEC.

About Illinois Tool Works

ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenue of $16.1 billion in 2023. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2023	2022	2023	2022
Operating Revenue	$3,983	$3,971	$16,107	$15,932
Cost of revenue	2,312	2,309	9,316	9,429
Selling, administrative, and research and development expenses	658	644	2,638	2,579
Amortization and impairment of intangible assets	25	32	113	134
Operating Income	988	986	4,040	3,790
Interest expense	(70)	(56)	(266)	(203)
Other income (expense)	9	191	49	255
Income Before Taxes	927	1,121	3,823	3,842
Income taxes	210	214	866	808
Net Income	$717	$907	$2,957	$3,034

Net Income Per Share:
Basic	$2.39	$2.96	$9.77	$9.80
Diluted	$2.38	$2.95	$9.74	$9.77

Cash Dividends Per Share:
Paid	$1.40	$1.31	$5.33	$4.97
Declared	$1.40	$1.31	$5.42	$5.06

Shares of Common Stock Outstanding During the Period:
Average	300.1	306.8	302.6	309.6
Average assuming dilution	301.1	307.9	303.6	310.7

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and equivalents	$1,065	$708
Trade receivables	3,123	3,171
Inventories	1,707	2,054
Prepaid expenses and other current assets	340	329
Assets held for sale	—	8
Total current assets	6,235	6,270

Net plant and equipment	1,976	1,848
Goodwill	4,909	4,864
Intangible assets	657	768
Deferred income taxes	479	494
Other assets	1,262	1,178
	$15,518	$15,422

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,825	$1,590
Accounts payable	581	594
Accrued expenses	1,663	1,728
Cash dividends payable	419	400
Income taxes payable	187	147
Liabilities held for sale	—	1
Total current liabilities	4,675	4,460

Noncurrent Liabilities:
Long-term debt	6,339	6,173
Deferred income taxes	326	484
Noncurrent income taxes payable	151	273
Other liabilities	1,014	943
Total noncurrent liabilities	7,830	7,873

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,588	1,501
Retained earnings	27,122	25,799
Common stock held in treasury	(23,870)	(22,377)
Accumulated other comprehensive income (loss)	(1,834)	(1,841)
Noncontrolling interest	1	1
Total stockholders' equity	3,013	3,089
	$15,518	$15,422

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$814	$143	17.6%
Food Equipment	655	177	27.0%
Test & Measurement and Electronics	731	185	25.3%
Welding	451	134	29.6%
Polymers & Fluids	440	125	28.5%
Construction Products	459	124	26.9%
Specialty Products	437	116	26.6%
Intersegment	(4)	—	—%
Total Segments	3,983	1,004	25.2%
Unallocated	—	(16)	—%
Total Company	$3,983	$988	24.8%

Twelve Months Ended December 31, 2023
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,235	$561	17.3%
Food Equipment	2,622	713	27.2%
Test & Measurement and Electronics	2,832	686	24.2%
Welding	1,902	605	31.8%
Polymers & Fluids	1,804	482	26.7%
Construction Products	2,033	578	28.4%
Specialty Products	1,697	449	26.5%
Intersegment	(18)	—	—%
Total Segments	16,107	4,074	25.3%
Unallocated	—	(34)	—%
Total Company	$16,107	$4,040	25.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2023 vs. Q4 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	7.7%	2.7%	(1.4)%	(6.8)%	(1.6)%	(3.5)%	(5.4)%	(0.5)%
Acquisitions/ Divestitures	—%	(0.9)%	—%	—%	—%	—%	(1.8)%	(0.4)%
Translation	1.7%	2.1%	1.1%	0.5%	(1.6)%	1.2%	1.8%	1.2%
Operating Revenue	9.4%	3.9%	(0.3)%	(6.3)%	(3.2)%	(2.3)%	(5.4)%	0.3%

Q4 2023 vs. Q4 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	130 bps	50 bps	(30) bps	(100) bps	(30) bps	(60) bps	(110) bps	(10) bps
Changes in Variable Margin & OH Costs	80 bps	(90) bps	(110) bps	(110) bps	370 bps	190 bps	90 bps	40 bps
Total Organic	210 bps	(40) bps	(140) bps	(210) bps	340 bps	130 bps	(20) bps	30 bps
Acquisitions/ Divestitures	—	10 bps	—	—	—	—	50 bps	10 bps
Restructuring/Other	(160) bps	(30) bps	(20) bps	10 bps	(70) bps	10 bps	60 bps	(40) bps
Total Operating Margin Change	50 bps	(60) bps	(160) bps	(200) bps	270 bps	140 bps	90 bps	—

Total Operating Margin % *	17.6%	27.0%	25.3%	29.6%	28.5%	26.9%	26.6%	24.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	50 bps	140 bps	10 bps	160 bps	20 bps	20 bps	60 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.06) on GAAP earnings per share for the fourth quarter of 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2023 vs Full Year 2022 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	8.8%	7.8%	0.3%	0.3%	0.3%	(3.2)%	(4.9)%	2.0%
Acquisitions/ Divestitures	—%	(1.2)%	—%	—%	(4.0)%	—%	(1.6)%	(0.8)%
Translation	0.2%	0.7%	(0.2)%	0.1%	(1.6)%	(0.6)%	0.8%	(0.1)%
Operating Revenue	9.0%	7.3%	0.1%	0.4%	(5.3)%	(3.8)%	(5.7)%	1.1%

Full Year 2023 vs Full Year 2022 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	160 bps	150 bps	10 bps	10 bps	—	(60) bps	(90) bps	40 bps
Changes in Variable Margin & OH Costs	(120) bps	30 bps	10 bps	90 bps	180 bps	330 bps	30 bps	90 bps
Total Organic	40 bps	180 bps	20 bps	100 bps	180 bps	270 bps	(60) bps	130 bps
Acquisitions/ Divestitures	—	20 bps	—	—	30 bps	—	40 bps	10 bps
Restructuring/Other	10 bps	(10) bps	(20) bps	—	(60) bps	(20) bps	—	(10) bps
Total Operating Margin Change	50 bps	190 bps	—	100 bps	150 bps	250 bps	(20) bps	130 bps

Total Operating Margin % *	17.3%	27.2%	24.2%	31.8%	26.7%	28.4%	26.5%	25.1%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	160 bps	10 bps	180 bps	20 bps	40 bps	70 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.28) on GAAP earnings per share for 2023.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2023	2022	2023	2022
Numerator:
Net income	$717	$907	$2,957	$3,034
Discrete tax benefit related to the second quarter 2023	—	—	(20)	—
Discrete tax benefit related to the fourth quarter 2022	—	(32)	—	(32)
Discrete tax benefit related to the second quarter 2022	—	—	—	(51)
Interest expense, net of tax (1)	54	44	204	156
Other (income) expense, net of tax (1)	(7)	(147)	(38)	(196)
Operating income after taxes	$764	$772	$3,103	$2,911

Denominator:
Invested capital:
Cash and equivalents	$1,065	$708	$1,065	$708
Trade receivables	3,123	3,171	3,123	3,171
Inventories	1,707	2,054	1,707	2,054
Net assets held for sale	—	7	—	7
Net plant and equipment	1,976	1,848	1,976	1,848
Goodwill and intangible assets	5,566	5,632	5,566	5,632
Accounts payable and accrued expenses	(2,244)	(2,322)	(2,244)	(2,322)
Debt	(8,164)	(7,763)	(8,164)	(7,763)
Other, net	(16)	(246)	(16)	(246)
Total net assets (stockholders' equity)	3,013	3,089	3,013	3,089
Cash and equivalents	(1,065)	(708)	(1,065)	(708)
Debt	8,164	7,763	8,164	7,763
Total invested capital	$10,112	$10,144	$10,112	$10,144

Average invested capital (2)	$10,096	$10,006	$10,214	$10,017

Net income to average invested capital (3)	28.4%	36.3%	29.0%	30.3%
After-tax return on average invested capital (3)	30.3%	30.8%	30.4%	29.1%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended December 31, 2023 and 2022 was 22.6% and 22.0%, respectively, and 23.2% for the twelve months ended December 31, 2023 and 2022.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended December 31, 2023 and 2022 were converted to an annual rate by multiplying the calculated return by 4.

A reconciliation of the 2023 effective tax rate excluding the second quarter 2023 discrete tax benefit of $20 million related to amended 2021 U.S. taxes is as follows:

	Twelve Months Ended
	December 31, 2023
Dollars in millions	Income Taxes	Tax Rate
As reported	$866	22.6%
Discrete tax benefit related to the second quarter 2023	20	0.6%
As adjusted	$886	23.2%

A reconciliation of the effective tax rate for the three and twelve month periods ended December 31, 2022, excluding the fourth quarter 2022 discrete tax benefit of $32 million related to the utilization of capital loss carryforwards and the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Three Months Ended		Twelve Months Ended
	December 31, 2022		December 31, 2022
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$214	19.1%	$808	21.0%
Discrete tax benefit related to the fourth quarter 2022	32	2.9%	32	0.8%
Discrete tax benefit related to the second quarter 2022	—	—%	51	1.4%
As adjusted	$246	22.0%	$891	23.2%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2023	2022	2023	2022
Net cash provided by operating activities	$1,039	$811	$3,539	$2,348
Less: Additions to plant and equipment	(131)	(156)	(455)	(412)
Free cash flow	$908	$655	$3,084	$1,936

Net income	$717	$907	$2,957	$3,034

Net cash provided by operating activities to net income conversion rate	145%	89%	120%	77%
Free cash flow to net income conversion rate	127%	72%	104%	64%

	Three Months Ended
	March 31,	June 30,	September 30,
Dollars in millions	2023	2023	2023
Net cash provided by operating activities	$728	$790	$982
Less: Additions to plant and equipment	(113)	(85)	(126)
Free cash flow	$615	$705	$856

Net income	$714	$754	$772

Net cash provided by operating activities to net income conversion rate	102%	105%	127%
Free cash flow to net income conversion rate	86%	94%	111%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Three Months Ended
December 31, 2023
As reported	$2.38
Argentina currency devaluation impact in the fourth quarter 2023	0.04
As adjusted	$2.42

	Three Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2022
As reported	$2.95	$9.77
Net impact of gains from two divestitures in the fourth quarter 2022	(0.61)	(0.60)
As adjusted	$2.34	$9.17